Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the SkyWest, Inc. 2009 Employee Stock Purchase Plan of our reports dated February 20, 2009, with respect to the consolidated financial statements and schedule of SkyWest, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2008, and the effectiveness of internal control over financial reporting of SkyWest, Inc. filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Salt Lake City, Utah
August 12, 2009